Exhibit 99.1

Quest Resource Provides Business Update

Announces Preliminary Results for Second Quarter 2017 with Record Gross Profit and Significant Improvement in Adjusted EBITDA

To Report Second Quarter 2017 Financial Results and Host Conference Call on August 14, 2017

THE COLONY, TX -- 08/03/17 -- Quest Resource Holding Corporation (NASDAQ: QRHC) ("Quest"), a leader in sustainability, recycling, and environmental resource services, today provided preliminary financial results for the second fiscal quarter ended June 30, 2017 and an update on its business outlook.

2Q17 Preliminary Results

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Record gross profit performance - Gross profit for the second quarter is expected to be in the range of $4.3 million to $4.5 million, an increase of 18% to 23%, respectively, compared with $3.7 million for the second quarter of fiscal 2016.  The mid-point of the expected range is a record for both quarterly gross profit dollars and quarterly gross margin.

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Significant improvement in Adjusted EBITDA - Adjusted EBITDA for the second quarter is expected to be in the range of $350,000 to $450,000, a significant improvement compared with Adjusted EBITDA loss of ($394,000) reported during the same period a year ago.

•

Disciplined customer acquisition results in lower revenue offset by greater margin contribution - Revenue for the second quarter is expected to be approximately $41.4 million, a 12% decrease compared with the $46.8 million for the second quarter of 2016.  Gross margin for the second quarter is expected to exceed 10% of revenue, more than two percentage points greater than the 7.8% gross margin reported during the same period a year ago.

•	Liquidity – As of June 30, 2017, the Company had a cash balance of $1.4 million and had $6.6 million drawn on its long-term line of credit, with $12.8 million of additional borrowing availability.

Commenting on the preliminary results, S. Ray Hatch, Quest’s President and Chief Executive Officer said, “We made continued progress across several of our key initiatives during the second quarter, making sustainable improvements to our procurement operations, as well as adding positive contribution margin from both new and existing customers.  Our disciplined approach focused on profit contribution was more than enough to offset the decline in second quarter revenue, resulting in record gross profit dollars and gross margin performance during the quarter.”

Outlook

The Company said that it expects to continue to post positive Adjusted EBITDA during the second half of fiscal 2017 and reiterated its outlook for positive Adjusted EBITDA for the full fiscal 2017, a significant improvement compared with negative Adjusted EBITDA of ($1.5 million) for the full fiscal 2016.  While there have been strong additions to the customer portfolio, the Company has, or will have, services discontinued with some customers, including a portion of services with the Company’s two largest customers, which services historically contributed gross margin significantly below our baseline.  As a result of the changes in our mix of services, reductions of services with certain customers, and increased services from the continuing and new customer base, the Company expects a net decrease in revenue during the second half of 2017 of approximately 20% relative to the first half of 2017, offset with a net decrease in cost of sales, resulting in a decline of approximately 2% in gross profit dollars over the same period.  The Company’s outlook for the second half of 2017 also reflects a reduction of variable expenses, sustained improvements to its procurement processes, and continued momentum in adding customers in existing and new end-markets.

“The good news is that this sales decline is expected to be temporary and not the new norm as we move into 2018. We’re taking time to make sure we invest and execute in the right places to obtain the higher value results we’re looking for, as much as adding to revenue,” said Hatch.  “I would also point out that our second half outlook also reflects the positive aspects of our business transition, including expectations of a significant year-over-year improvement in gross profit.  We expect contribution from new customers and others in our growing pipeline will partially offset the expected revenue decrease from discontinued services to certain customers in the coming quarters and provide the foundation of a more diversified revenue base with resumed growth over the next three to five years.”

Earnings Call Announcement

The Company also announced that it will release complete results for its second quarter ended June 30, 2017 on Monday, August 14, 2017, after the Market close.  Ray Hatch, President and Chief Executive Officer, and Laurie Latham, Chief Financial Officer, will host a conference call that same day at 5:00 pm ET, to review the company's financial results and business outlook.

Investors interested in participating on the live call can dial 1-888-428-9480 within the U.S. or 1-719-325-4863 from abroad. Investors can also access the call online through a listen-only webcast on the investor relations section of the Quest Resource website at http://investors.qrhc.com/.

The webcast will be archived on the Quest Resource investor relations website for at least 90 days and a telephonic playback of the conference call will be available by calling 1-844-512-2921 within the U.S. and 1-412-317-6671 from abroad. The telephonic playback will be available beginning at 8:00 p.m. Eastern time on Monday, August 14, 2017, and continuing through 11:59 p.m. Eastern time on Monday, August 28, 2017. The replay passcode is 7987396.

For more information on Quest Resource Holding Corporation, visit www.QRHC.com.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, a non-GAAP financial measure, "Adjusted EBITDA," is presented. From time-to-time, Quest considers and uses this supplemental measure of operating performance in order to provide an improved understanding of underlying performance trends. Quest believes it is useful to review, as applicable, both (1) GAAP measures that include (i) depreciation and amortization, (ii) interest expense, (iii) stock-based compensation expense, (iv) income tax expense, and (v) certain other adjustments, and (2) non-GAAP measures that exclude such information. Quest presents this non-GAAP measure because it considers it an important supplemental measure of Quest's performance. Quest's definition of this adjusted financial measure may differ from similarly named measures used by others. Quest believes this measure facilitates operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for the company's GAAP measures. Full reconciliations of non-GAAP to GAAP financial measures for historical amounts referred to in this release are included in the Company’s securities filings, including its Forms 10-K, 10-Q, and 8-K.

About Quest Resource Holding Corporation

Quest provides businesses with a nationwide, single source solution for the reuse, recycling, and disposal of a wide variety of waste streams and recyclables generated by their businesses. Quest's comprehensive reuse, recycling, and disposal services include customer-specific programs for the management, collection, processing, and accounting for waste streams and recyclables. Quest operates environmentally focused online platforms that contain information and data that tracks and reports the environmental results of our services and provides actionable data to improve business operations.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a "safe harbor" for such statements in certain circumstances. The forward-looking statements include, but are not limited to, our expectations for gross profit, Adjusted EBITDA, revenue, and gross margin for the second fiscal quarter ended June 30, 2017; our belief that we made continued progress across several of our key initiatives during the second quarter, making sustainable improvements to our procurement operations, as well as adding positive contribution margin from both new and existing customers; our expectations for Adjusted EBITDA, revenue, cost of sales, gross profit, and gross profit dollars for future periods; our expectation of discontinued services with some customers, including a portion of services with our two largest customers; our expectation of reduced variable expenses, sustained improvements to our procurement processes, and continued momentum in adding customers in existing and new end-markets for the second half of 2017; our belief that we’re taking time to make sure we invest and execute in the right places to obtain the higher value results we’re looking for, as much as adding to revenue; our expectation that the sales decline will be temporary and not the new norm as we move into 2018; and our expectation that contribution from new customers and others in our growing pipeline will partially offset the expected revenue decrease in the coming quarters and provide the foundation of a more diversified revenue base with resumed growth over the next three to five years. These statements are based on our current expectations, estimates, projections, beliefs, and assumptions. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, competition in the environmental services industry, the impact of the current economic environment, and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including our Report on Form 10-K for the year ended December 31, 2016. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Investor Relations Contact:

Three Part Advisors, LLC

Jeff Elliott

972-423-7070

or

Joe Noyons

817-778-8424